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                                                                   EXHIBIT 10.8

                            COGNOVIT PROMISSORY NOTE


$2,000,000.00                                                    Cleveland, Ohio
                                                              September 30, 1993


         FOR VALUE RECEIVED, the undersigned, Cragar Industries, Inc. ("Maker"), whose mailing address is c/o Steven L. Wasserman, Esq.., Honohan, Harwood, Chernett & Wasserman, East Ohio Building, Suite 1600, 1717 East 9th Street, Cleveland, Ohio 44114, a Delaware corporation, hereby promises to pay in immediately available United States funds, to the order of Performance Industries, Inc., an Ohio corporation, at 2401 West First Street, Tempe, Arizona 85281 ("Payee"), or at such other address as the holder, or holders, hereof may from time to time designate, the principal sum of Two Million Dollars ($2,000,000.00), or such other amount as determined in accordance with Paragraph
2. below.

         This Cognovit Promissory Note (the "Note") is given by Maker to Payee in accordance with the terms of that Settlement Agreement and Mutual Release ("Settlement Agreement") between Maker and Payee executed concurrently herewith.

         1. Interest and Payments. The principal amount of this note shall bear interest from the date hereof at the rate of six percent (6%) per annum. The payments shall be due and payable on the first day of each month in installments according to the following Amortization Schedule:



                    Beginning                            Payment            Ending
                    Balance          Interest            Schedule           Balance
                    ---------        --------            --------           -------
Oct-93            2,000,000.00       10,000.00             0.00            2,010,000.00
Nov-93            2,010,000.00       10,000.00             0.00            2,020,000.00
Dec-93            2,020,000.00       10,000.00             0.00            2,030,000.00
Jan-94            2,030,000.00       10,000.00             0.00            2,040,000.00
Feb-94            2,040,000.00       10,000.00             0.00            2,050,000.00
Mar-94            2,050,000.00       10,000.00             0.00            2,060,000.00
Apr-94            2,060,000.00       10,000.00             0.00            2,070,000.00
May-94            2,070,000.00       10,000.00             0.00            2,080,000.00
Jun-94            2,080,000.00       10,000.00        90,000.00            2,000,000.00
Jul-94            2,000,000.00       10,000.00             0.00            2,010,000.00
Aug-94            2,010,000.00       10,000.00             0.00            2,020,000.00
Sep-94            2,020,000.00       10,000.00             0.00            2,030,000.00
Oct-94            2,030,000.00       10,000.00             0.00            2,040,000.00
Nov-94            2,040,000.00       10,000.00             0.00            2,050,000.00
Dec-94            2,050,000.00       10,000.00       720,000.00            1,340,000.00
Jan-95            1,340,000.00        6,700.00             0.00            1,346,700.00
Feb-95            1,346,700.00        6,700.00             0.00            1,353,400.00
Mar-95            1,353,400.00        6,700.00             0.00            1,360,100.00
Apr-95            1,360,100.00        6,700.00             0.00            1,366,800.00

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
May-95            1,366,800.00        6,700.00             0.00            1,373,500.00
Jun-95            1,373,500.00        6,700.00       360,000.00            1,020,200.00
Jul-95            1,020,200.00        5,101.00             0.00            1,025,301.00
Aug-95            1,025,301.00        5,101.00             0.00            1,030,402.00
Sep-95            1,030,402.00        5,101.00             0.00            1,035,503.00
Oct-95            1,035,503.00        5,101.00             0.00            1,040,604.00
Nov-95            1,040,604.00        5,101.00             0.00            1,045,705.00
Dec-95            1,045,705.00        5,101.00       360,000.00              690,806.00
Jan-96              690,806.00        3,454.03             0.00              694,260.03
Feb-96              694,260.03        3,454.03             0.00              697,714.06
Mar-96              697,714.06        3,454.03             0.00              701,168.09
Apr-96              701,168.09        3,454.03             0.00              704,622.12
May-96              704,622.12        3,454.03             0.00              708,076.15
Jun-96              708,076.15        3,454.03       360,000.00              351,530.18
Jul-96              351,530.18        1,757.65             0.00              353,287.83
Aug-96              353,287.83        1,757.65             0.00              355,045.48
Sep-96              355,045.48        1,757.65             0.00              356,803.13
Oct-96              356,803.13        1,757.65             0.00              358,560.78
Nov-96              358,860.78        1,757.65             0.00              360,318.43
Dec-96              360,318.43        1,757.65       362,076.09                    0.00


Maker may at any time, or from time to time, prepay this Note, in whole or in part, without penalty or premium. If any portion of the principal hereunder is not paid when due, such unpaid amount shall bear interest from the date due until paid at the rate of eighteen percent (18%) per annum. Interest shall be computed on the actual number of days elapsed on the basis of a 360-day year. Notwithstanding the foregoing, if at any time the rate of interest provided for herein shall exceed the maximum permitted by law, the rate shall be deemed to be the maximum permitted under applicable law.

         2. Acceleration. Notwithstanding anything herein to the contrary, the entire unpaid principal balance hereof shall be due and payable at once at the option of the holder, or holders, hereof after the occurrence of any of the following events (an "Acceleration Event"); provided, with respect to the event described in the following subparagraph (a), the holder has given Maker fifteen
(15) days prior written notice of the holder's intent to exercise such option an opportunity to cure, in which case the Acceleration Event shall be deemed to occur upon the expiration of such fifteen (15) day period without cure:

                  (a) any breach or default by Maker under any provision of the Settlement Agreement or this Note, including any failure to make any payment required under this Note;

                  (b) (i) immediately upon the filing of a petition in bankruptcy by Maker, or (ii) in the event that an involuntary petition in bankruptcy is filed against Maker, upon the earlier to occur of (A) the entry of any order for relief against Maker, or (B) the expiration of sixty (60) days following the filing of such involuntary petition (provided, however, that if the Bankruptcy Court has, within said sixty (60) day period, entered an order dismissing such involuntary petition, then no Acceleration Event shall be deemed to have occurred; provided further, however, that the reversal of such order,


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or the reinstatement of such involuntary petition, shall be deemed to constituted the filing of an involuntary petition in bankruptcy for purposes of this Subparagraph 3(b));

                  (c) the written or public admission by Maker of its inability to pay its debts as and when they mature; or

                  (d) if Maker shall be, or becomes, insolvent.

         3. Covenants. Maker hereby covenants and agrees that Maker will notify the holder, or holders, hereof in writing of the occurrence of any Acceleration Event within five (5) days after such occurrence, notwithstanding the fact that such Acceleration Event may have been later cured.

         4. Notices. All notices or other communications permitted or required under this Note shall be delivered or sent to the addresses set forth above; provided, however, that if any party shall have designated a different address by notice to the other, then such notices or communications shall be sent to the last address so designated.

         5. Procedural Matters and Collections Costs. Maker, for itself and for its successors and assigns, hereby expressly waives presentment, notice of dishonor, protest, notice of non-payment or protest, and other notice with respect to this Note other than notices specifically required by the terms of this Note, including notice of any failure to perform or default or by Maker. If this Note is not paid when due, or is collected or attempted to be collected by the initiation or prosecution of any suit or action, or through any probate or bankruptcy court, or by any other judicial proceeding, or is placed in the hands of any attorney or other agent for collection, then Maker shall, if permitted by law, pay reasonable attorneys' fees and all other costs of collection in addition to any other amounts owing hereunder.

         6. No Waiver. No delay on the part of any holder or holders hereof in exercising any rights hereunder and no waiver of any payment shall operate as a waiver of any power or right on the non-performance or default or non-payment of any of the obligations above mentioned.

         7. Severability. All provisions of this Note shall be severable for purposes of enforcement. If any provision of this Note is deemed invalid, ruled illegal by any court of competent jurisdiction, or unenforceable under present or future laws effective during the term hereof, then and in that event it is the intention of Maker that the remainder of this Note shall not be affected thereby, and it is also the intention of Maker that in lieu of each such provision which is invalid, illegal or unenforceable, there be added as part of this Note a provision which shall be as similar in terms to such invalid, illegal or unenforceable provision as may be possible and valid, legal and enforceable, and which deals equitably with the intended obligations of Maker.

         8. Negotiability. It is the intention of the parties hereto that this Note be negotiable as defined in Chapter 1309 of the Ohio Revised Code, and that all provisions of this Note shall be construed accordingly.

         9. Choice of Forum. This Note shall be deemed executed and delivered in the State of Ohio. Any actions or proceedings to enforce or collect upon this Note shall be litigated in courts having situs within Cuyahoga County, Ohio, and Maker hereby irrevocably consents and submits to the exclusive jurisdiction of any local, state or federal court located in such county and irrevocably waives any objection that it may now or hereafter have to the laying of venue or to the jurisdiction


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of any such court in any such action or proceeding. Maker shall, and hereby does, waive trial by jury in any action, proceeding or counterclaim arising out of, or in any way connected with, this Note.

         10. Cognovit Provision. Notwithstanding the foregoing Paragraph 9, Maker, for itself and its successors and assigns, hereby authorizes any attorney-at-law, without presentment or notice, to appear in any court of record in Cuyahoga County, Ohio, the county in which this Note was deemed executed, and to waive the issuance and service of process and to confess judgment against Maker in favor of the holder, or holders, of this Note for the amount then appearing due, together with costs of suit to the extent permitted by applicable law, and thereupon to release all errors and to waive all rights of appeal and stay of execution, hereby ratifying all that said attorney may do by virtue hereof. No such judgment obtained in respect of a particular indebtedness due hereunder shall be a bar to any subsequent judgment with respect to any other indebtedness due hereunder nor to any claim, counterclaim or set-for of the Maker against Payee under the Purchase Agreement. If any such judgment shall be vacated for any reason, the holder, or holders, of this Note may nevertheless use the foregoing authorization to obtain an additional judgment or judgments against Maker.

         WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                   CRAGAR INDUSTRIES, INC.



                                   By    /s/ Michael L. Hartzmark
                                      ---------------------------------
                                   Its    President / CEO


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